EXHIBIT 5.1

5 November, 2015

Our Ref:	DPS:MOK 001/4018

Moko Social Media Limited 320 King Street Alexandria, VA 22314 UNITED STATES OF AMERICA	By Email

Dear Sirs

Prospectus Supplement to Registration Statement on Form F-3

We have acted as Australian counsel to Moko Social Media Limited ACN 111 082 485 (Company) in connection with the:

(a)	Form F-3 Registration Statement (Registration Statement), filed by the Company under the U.S. Securities Act of 1933, as amended (US Securities Act) with the U.S. Securities and Exchange Commission (Commission) on or about 3 August, 2015 (New York time); and

(b)	the Prospectus dated 29 October, 2015 (Prospectus), of the Company filed with the Commission relating to the issuance by the Company of up to a maximum of 69,000,000 ordinary shares without par value (Ordinary Shares) represented by 1,725,000 American Depositary Shares (each American Depositary Share representing 40 Ordinary Shares) (Offered ADSs). The Ordinary Shares represented by the Offered ADSs are referred to herein as the Shares.

For the purposes of this opinion, we have:

a)	examined and relied upon copies of the following documents:

i.	an underwriting agreement dated 29 October, 2015 between the Company and Aegis Capital Corp. (Purchase Agreement);

ii.	the Registration Statement;

iii.	the Prospectus; and

iv.	the constitution of the Company (Constitution); and

v.	a copy of Circulating Resolutions signed by each director of the Company in accordance with the provisions of Item 15.10 of the Constitution (Circulating Resolutions); and

b)	made such enquiries as to questions of fact and law as we have deemed relevant and necessary in order to render the opinion set forth below.

For the purposes of this letter:

the Purchase Agreement, Registration Statement, Prospectus and Circulating Resolutions are hereinafter collectively referred to as the Documents;

Offered ADSs, any other ADSs, Ordinary Shares and the Shares, in each case as contemplated by the Registration Statement, are hereinafter collectively referred to as the Securities; and

a reference to a Security being “non-assessable” means that once the subscription or purchase price of the Security has been fully paid, the holder thereof cannot be required to make any further payment to the Company in respect of that Security,

Assumptions and Matters relied upon

In the course of our examinations and inquiries, we have assumed and rely upon each of:

(a)	all information provided to us by or on behalf of the Company or the officers of the Company was true and correct when provided and remains so at the date of this letter;

(b)	the genuineness of all signatures evidenced on all documents (including any of the Documents), instruments and certificates reviewed in the course of preparing this opinion;

(c)	the authenticity and completeness of all documents (including any of the Documents), instruments and certificates submitted to us as originals;

(d)	the conformity to original documents of all documents (including any of the Documents) submitted to us as copies (certified or otherwise);

(e)	the authenticity and completeness of the originals of such copies;

(f)	the fact that all documents (including any of the Documents) submitted to us are true and complete in all material respects;

(g)	that each of the resolutions of the directors of the Company that we have relied upon for the purposes of this opinion will not be varied or revoked after the date of this letter and that the meetings of the directors of the Company at which the resolutions were considered were properly convened, all directors who attended and voted were entitled to do so, each of the resolutions were properly passed, and each of the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed;

(h)	the accuracy of any searches obtained from the Australian Securities and Investments Commission (ASIC) in relation to the Company. Nevertheless, ASIC records searched by us may not be complete or up to date as some documents (including any of the Documents) may not be filed at the relevant offices immediately, some documents (including any of the Documents) may no longer be on file and some might be replaced or might otherwise not appear on file;

(i)	the fact that each natural person signing any document (including any of the Documents), instrument or certificate reviewed by us had sufficient legal capacity and authority to do so and to perform his or her obligations thereunder;

(j)	the fact that each body corporate signing any document (including any of the Documents), instrument or certificate reviewed by us had sufficient legal capacity and authority to do so and to perform its obligations thereunder;

(k)	each person signing any document (including any of the Documents) reviewed by us in a representative capacity had sufficient legal capacity and authority to sign in such representative capacity;

(l)	all matters of internal management required by the constitution of each of the parties to any document (including any of the Documents), instrument or certificate reviewed by us have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(m)	that any documents (including any of the Documents) which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations on all of the parties thereto and under the applicable law and that none of the execution, delivery or performance of any document (including any of the Documents) by any party thereto violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(n)	the proposed issuance, sale, number or amount, as the case may be, and terms of any Security to be offered from time to time will be duly authorised and established, in accordance with the Constitution and applicable Australian law (each a Corporate Action);

(o)	no party has contravened or will contravene any provision of the Australian Corporations Act 2001 (including Chapter 2E or Chapter 2J or Chapter 6) (Corporations Act) by entering into a Document or giving effect to a transaction in connection with a Document or undertaking or being involved in a transaction related to or connected with any Document;

(p)	the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to the issuance or sale of a Security;

(q)	there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to the issuance or sale of a Security;

(r)	the Company will at all times duly comply with all its obligations under the Corporations Act, the listing rules of the Australian Securities Exchange (ASX Listing Rules) and otherwise required by law, including the lodgement of an Appendix 3B in accordance with the ASX Listing Rules and a notice under 708A(5) of the Corporations Act, upon and in respect of each issue or sale of Securities under the Documents; and

(s)	the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time any Security is issued or sold.

Limitations and Qualifications

The opinion expressed above is limited to the laws of Western Australia and the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

The opinions stated below are governed by and construed in accordance with the laws of Western Australia and the Commonwealth of Australia that are in the effect at the date of this letter.

We have not investigated the laws of any jurisdiction other than Western Australia and the Commonwealth of Australia. We express no opinion as to tax law or the law of any other jurisdiction. We have assumed that any applicable law (other than the laws of Western Australia and of the Commonwealth of Australia) does not affect the opinions expressed below.

Our opinion is subject to any laws from time to time in effect relating to bankruptcy, liquidation, receivership, administration, re-organisation, reconstruction, moratoria, court schemes or other similar laws affecting generally the enforcement of creditors’ rights.

Subject to our consent as stated in the last paragraph of this letter, this opinion is provided for the sole benefit of the Company, Loeb & Loeb LLP and those persons entitled to rely upon it pursuant to the applicable provisions of the US Securities Act (as in force on the date of this letter) and we do not undertake or assume any liability to any other parties in respect of the subject matter of this opinion.

Opinion

Based upon and subject to all the foregoing, we are of the opinion that the Shares have been duly authorised by appropriate corporate action, and when issued will be legally issued, fully paid and non-assessable.

This letter will be deemed to have been delivered as of the date of its filing with the Commission and will be effective on and from that date.

We hereby consent to incorporation by reference of this opinion in the Registration Statement and to the reference to the name of this firm under the caption Legal Matters in the Prospectus, and we consent to the filing of this opinion as an exhibit to the Company’s Report on Form 6-K.

Yours faithfully

/s/ Addisons

David P. Selig

Partner

Direct Line: +61 2 8915 1010

Direct Fax: +61 2 8916 2010

Email: david.selig@addisonslawyers.com.au